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                                                                  Exhibit 10.34

                          REAL PROPERTY LEASE CONTRACT

PARTIES :

Lessor: (Hereinafter identified as Party A): Zhong He Real Estate Development
        Company
Lessee: (Hereinafter identified as Party B): Beijing Oplink Communications, Inc.

In accordance with the provisions of the contract laws and related regulations and decrees of the People's Republic of China, Parties A & B have reached the following agreement based on equal, voluntary, and mutual consent regarding the leased properties as follows:

ARTICLE 1    PREMISES & EQUIPMENT

             Party B agrees to lease from Party A real property located at Beijing City Fong Tai District Qiao Nan Advanced Technology Property District No. 6 Lot C Zhong He Technology Yuan (Zhong He Road No. 1)

             03# Plant         SIX STORIES_______________________________
             04# Plant         ---_______________________________________
             04# Plant East side one story building, ---_________________ The size of the leased real property is 1,095 square meters, for blue print of said property see addendum 1; for details of built-in equipment see addendum 2; Real Estate Certificate of said property, Land certificate see addendum 3.

ARTICLE 2    USE

             1. By the request of Zhong Guan Tsun Technology Yuan district Fong Tai Yuan to its enterprise tenants, both parties confirmed that the premises leased by Party B shall be used for common research and development purposes.

             2. Any adjustment of usage by party B must be reported to party A for approval; otherwise, usage may not be altered.

ARTICLE 3    LEASE PERIOD

             1.  The total lease period shall be three years --- months:
                 Lessor shall deliver the leased property to Party B for usage starting June 1, 2000 and to be returned on May 31, 2003.

             2.  Party A agrees that :

             3. A rent-free period shall be provided to Party B from --- year--- month --- day until --- year --- month ---day; the rent-free period is intended for the purposes of remodeling and preparation. Rent shall be calculated from the first day after the end of the rent-free period.

ARTICLE 4    RENT, PAYMENT METHOD, DUE DATE.

             1. Annual rent ---- (Based on size of premises, including property management fee) ;

             2. Annual rent $299,756 [SIC] (Based on size of building, not including property management fee)

             3. Rent --- based on ------ from --- annual rent incremental increase of ---%, calculated based on formula, see addendum 4: (Details of annual rent schedule)

             4.  Payment method, due date
                 Annual rent is TWO HUNDRED NINETY-NINE THOUSAND SEVEN HUNDRED FIFTY-SIX RMB [SIC] annually; Party B shall calculate rent TWICE YEARLY; Party B shall pay to the escrow company on the day

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                 when this contract takes effect 60% of rent for the time
                 period $----- RMB, balance due & payable upon satisfactory inspection of premises prior to move-in. The remaining rent shall be calculated (annually), and shall be payable by (season) (half-yearly)(annually) within three days of the sixth month by Party B to Party A.

ARTICLE 5    REPAIRS AND MAINTENANCE

             1. During the lease period, Party A shall conduct inspections of the property and built-in equipment regularly for necessary repairs and maintenance to assure normal usage by the lessee. Party B shall cooperate to the best of its ability not to disrupt such process.

             2. Party A shall bear the burden of cost of ordinary major repairs to the real property and the cost of routine maintenance of the original real property (equipment not included)[STRUCK OUT]; damages and maintenance costs incurred to the real property and its built-in equipment due to misuse by Party B shall be paid by Party B and it is the responsibility of Party B to compensate any losses incurred;

             3. During the lease period, Party B shall comply with the regulations set by Party A and the local authority, any safety measures, such as fire safety, general management and security, and, generally, bear full responsibility and submit to inspections by inspector(s) from Party A.

ARTICLE 6    REMODELING

             Party B shall not damage the building structure or related equipment; if remodeling or installation of equipment(s) which may effect building structure is necessary prior to move-in, a plan of such design and/or equipment to be installed must first be submitted to Party A. After written permission from Party A is acquired, Party B shall apply to the relevant department for approval; the costs of remodeling and any other costs incurred during the remodeling period shall be paid by Party B. Upon termination of the lease, unless otherwise agreed, Party A reserves the right to demand return of the premises in their original condition or be paid the cost to restore the premises to their original condition.

ARTICLE 7    CONFIRMATION OF DELIVERY

             1. Party A shall deliver to Party B within three days from execution of the lease all of said premises and equipment in original condition; upon delivery, both parties shall send representative(s) on site to inspect the condition of the building and equipment upon transfer, and take inventory according to addendum 2. Both parties shall sign a confirmation letter (see addendum 5). After damages or shortages have been repaired and replaced and are in order (if applicable), Party A shall no longer be responsible for providing free maintenance or replacement of equipment in case of any further damages and/or losses.

             2. If Party A fails to deliver the premises and equipment according to contract, the lease period shall be extended accordingly.

ARTICLE 8    AGREEMENT ON RELATED EXPENSES DURING LEASE PERIOD

             During the lease period, the following expenses shall be paid by Party B. Party B shall bear the consequences of breaching the contract in case of late payment:

             1.  Water, electricity bills;
             2.  Heating bills: $20[SIC]/square meter X year
             3.  ____________________________
             4.  ____________________________

             During the lease period, if there are additional fees demanded by governmental departments relating to the premises, such fees shall be paid by Party B.

ARTICLE 9    FEE SCHEDULE RELATING TO PROPERTY MANAGEMENT SERVICES

             For details see addendum 6.

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ARTICLE 10   EXPIRATION OF LEASE

             1. Upon expiration of the lease, said contract shall cease in its effect, and Party B shall return the premises to Party
                 A. In case an extension of lease is requested by Party B, a written request shall be submitted to Party A three months prior [PRESUMED: TO THE END OF THE LEASE]; Party A shall respond in writing to Party B two months prior to expiration of lease. If an extension is granted, a lease contract shall be signed.

ARTICLE 11   RIGHTS AND OBLIGATIONS OF PARTY A

             RIGHTS

             1.  Party A has the right to collect rent on time,

             2. Party A has the right to demand that the lessee comply with the contract or reasonable proper use of leased properties.

             3. Party A has the right to recovery of the premises in a timely manner upon termination of the lease.

             4. Party A has the right to terminate the contract and receive compensation;

             5. Party A has the right to demand that Party B return the premises in original condition.

             6. Party A has the right to transfer the property, use it as collateral, and guarantee the continued performance of the original lease.

             OBLIGATIONS

             1.  Delivery of premises to lessee at the time agreed;

             2. Guarantee that the leased property corresponds and will continue to correspond to the condition and usage indicated in the agreement.

             3. Lessor has the obligation to repair or replace leased properties unless otherwise regulated by law or otherwise stated in the contract.

             4. Strict compliance with obligations according to the items set out in the contract.

             5. Strictly follow governmental regulation to provide services, and collect fees according to the fee schedule.

ARTICLE 12   RIGHTS AND OBLIGATIONS OF PARTY B

             RIGHTS

             1. Party B has the right to demand that lessor deliver leased property.

             2. Party B has the right to utilize the leased property according to contract.

             3. Party B has the right to demand that lessor guarantee the good condition of the leased items according to laws or contract.

             4.  Party B has the right to profit from usage of the leased items.

             5. Party B has the right to make proper additions to the leased items.

             6. Party B has the right to refuse compliance with any request and unreasonable charges by Party A which may be in violation of government regulations.

             OBLIGATIONS

             1. Lessee shall pay rent to lessor according to due date, method and location as indicated in the contract.

             2. Lessee shall utilize the leased property as indicated in the contract.

             3.  Properly manage the leased property.

             4. Return the leased property upon termination of contract in a timely manner,

             5. Strict compliance with obligations as indicated in the articles.

ARTICLE 13   TERMINATION OF LEASE DUE TO CONDUCT OF PARTY B

             Party A may terminate the lease contract and repossess the leased property upon any of the following conduct by Party B. Party B shall be responsible for compensation of damages suffered by Party A:

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             1.  Subleasing of premises without approval;

             2.  Transfer, loan or exchange of premises without approval;

             3. Disassembling or alteration of leased building structure or alteration of usage without approval;

             4.  Accumulated late payment of rent up to three months;

             5.  Utilizing the leased premises for illegal activities;

             6.  Intentionally damaging the leased premises;

             Due to the above circumstances Party A may execute early termination and notify Party B in writing, Party B shall immediately vacate and return the premises, rent shall be calculated accordingly. Party A may choose not to terminate the contract, but to demand compensation from Party B for losses [instead].

ARTICLE 14   EARLY TERMINATION OF CONTRACT

             1. In case of early termination within the term of the lease by either party, three month's notification must be given in writing, termination shall take effect after mutual agreement has been reached and signed by both parties; this contract remains in effect until the termination agreement is signed. If Party A must terminate the contract due to state construction or development, to force majeure factors or to the occurrence of the conditions provided for in
                 Article 14 hereinbelow, Party A shall not compensate Party B for economic losses.

             2. In case Party B proposes early termination, a three month notification shall be given to Party A, all costs as indicated in the contract shall be settled upon termination. At the same time, Party B shall settle all loans and payables with its tenants, otherwise this contract will not be terminated, Party B shall be held responsible for all losses suffered by Party A.

             3. If Party B did not pay initial rent on time, such failure would be considered a breach of contract, and Party A may execute early termination. Deposits will not be refunded.

ARTICLE 15   RESPONSIBILITY ON BREACH OF CONTRACT

             1. Both parties must abide by the contract during the lease period; either party is subject to a fine of 2 % of annual rent payable to the other party as a "breach of contract fee" if the contract is violated. In the event that Party B is delinquent in payment of rent, for each day of such delinquency, Party A shall be entitled to levy an additional late payment charge of 2 % of the monthly rent amount.

             2. Neither party will be held responsible for damages and losses to the premises due to reasons beyond their control.

ARTICLE 16 Incomplete matters not regulated in this contract shall be discussed by Party A & B separately and a supplemental agreement shall be signed in addition to this contract. Supplemental agreements shall have the same legal effect as the original contract.

ARTICLE 17 Addenda to this contract are an integral part of this contract and may not be separated therefrom. Filled in blanks and printed language have the same effect within this contract and the addenda thereto. Matters not regulated in this contract, addenda and supplemental agreements must be executed in accordance with the provisions of the laws, decrees and policies of the People's Republic of China.

ARTICLE 18 This contract shall be notarized by the notary department at the location of the premises if either or both parties is/are an overseas organization or individual.

ARTICLE 19 Any dispute during the implementation of the lease shall be negotiated between the two parties. Upon failure of resolution, Party A & B both agree to submit the dispute to the local Arbitration Commission for an Arbitration process. (If Parties A & B did not specify an Arbitration organization, and did not reach a settlement after written arbitration, a complaint may be submitted to the People's Court for litigation.)

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ARTICLE 20   RECORDING & REGISTRATION

             Within 10 days from the effective date of this contract, Parties A & B shall bring forth this contract and related certificates to apply for registration with the Chamber of Commerce, Tax Department and Real Estate Commission.

ARTICLE 21 This contract including addenda contain(s) ---- pages in two originals: each party shall retain one original, each having the same legal effect.

Party A (Signature & Seal)                      Party B (Signature & Seal)

Representative of Party A                       Representative of Party B
(Signature & Seal)                              (Signature & Seal)
[ILLEGIBLE]                                     Liu Xian Yong
May 8, 2000                                     May 8, 2000

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